Exhibit 10.1

[KOCH LETTERHEAD]

September 9, 2008

Brett D. Heffes

President, Finance & Administration

Winmark Corporation

4200 Dahlberg Drive, Suite 100

Minneapolis, MN 55422-4837

Dear Brett:

Per our discussion, this letter, with your signature noting approval, will constitute a valid amendment to the lease agreement between our two companies dated July 10, 2000, as amended by that certain Amendment to Lease dated June 25, 2003 and Amendment No. 2 to Lease dated November 29, 2004 (collectively, the “Lease”) regarding your lease of the premises located at 4200 Dahlberg Drive, Golden Valley, MN.

Winmark will forever rescind the notice of intent to occupy the remainder of this building and will no longer have the right to exercise such option to occupy the remainder of the building and in exchange, Winmark will have the option of either of the following alternatives:

1.     Winmark may vacate the premises and cancel the current lease at anytime after December 1, 2008 by giving at least 90 days written notice.  Rent, common area maintenance and other changes will continue in such amounts as set forth in the Lease until the later of:

(a)          the date specified in the written notice or (b) the date Winmark actually vacates the premises;

or

2.     If Winmark occupies the premises up until August 31, 2009 (the current end of the lease term) and continues to pay all rent, common area maintenance and other charges throughout the lease term, as further set in the Lease, Stan Koch and Sons Trucking Inc will pay Winmark a fee of $53,888.60 within 30 days of Winmark’s vacating the premises.

Except as expressly provided in the Amendment, the Lease remains unmodified and in full force and effect.  If you agree to this, please acknowledge by signing the bottom of this letter.

Sincerely,

/s/ John Tillman

John Tillmann
Chief Financial Officer

Agreed:	/s/ Brett D. Heffes	/s/ John Tillman
	Brett D. Heffes, President, Finance & Administration Winmark Corporation Sept 9, 2008	John Tillmann, Chief Financial Officer Stan Koch & Sons Trucking Inc Sept 9, 2008